UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 23, 2012

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 23, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Dean Foods Company (“Dean Foods”) approved certain compensation matters with respect to Gregg Tanner that will be effective upon completion of the proposed initial public offering (the “IPO”) of shares of Class A common stock of The WhiteWave Foods Company (“WhiteWave”), a wholly-owned subsidiary of Dean Foods. As previously announced, effective upon completion of the IPO, Mr. Tanner will become the Chief Executive Officer of Dean Foods. The Compensation Committee approved the annual base salary, short-term incentive compensation (“STI”) target level (as a percentage of base salary) and value of the initial annual long-term incentive compensation (“LTI”) target level for Mr. Tanner, as set forth in the table below, which compensation levels will become effective upon the completion of the IPO and the effectiveness of Mr. Tanner’s appointment to serve as the CEO of Dean Foods.

	Annual Base Salary	STI Target Level	Initial LTI Target Level
Gregg Tanner	$1,000,000	130%	$3,720,000

Statement On The WhiteWave Foods Company Registration Statement

A registration statement relating to securities of WhiteWave has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted before the time the registration statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2012	DEAN FOODS COMPANY

	By:	/s/ Steven J. Kemps

Steven J. Kemps Executive Vice President and General Counsel